UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported):  June 19, 2008

FORTRESS FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262 (Commission File Number)	1903 60th Place E, Suite M2240 Bradenton, Florida 34203	91-1363905 (IRS Employer Identification No.)
(Address of Principal Executive Offices and zip code)

(954) 840-6961
(Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

1.
The Company (then named Great West Gold, Inc.) declared a Stock Dividend of a portion of its shareholding in Sentinel Mining Resources plc (which controls the "Mockingbird" Gold Mining & Exploration interests)  to its Stockholders, payable on November 14, 2005.

2.
The Company (then named Great West Gold, Inc.) declared a Stock Dividend of a portion of its shareholding in Ambassador Gold Mining Holdings plc (which controls the "Ambassador" Gold Mining & Exploration interests)  to its Stockholders, payable on January 2, 2006.

3.
The Company (then named Great West Gold, Inc.) declared a Stock Dividend of a portion of its shareholding in Golden Eagle Mining Holdings plc (which controls the "Golden Eagle" Gold Mining & Exploration interests)  to its Stockholders, payable on January 4, 2006.

4.
The Company and its stockholders disposed of the entire Issued Share Capital of Golden Eagle Mining Holdings plc to Hunt Gold Corporation (HGLC.PK); through a Share Exchange on December 5, 2007. This was settled through the issue of an amount of 220,000,000 shares of Hunt Gold Corporation Common Stock. An amount of 89,928,816 of these shares of Hunt Gold Corporation Common Stock were to be distributed to the eligible Fortress Financial Group, Inc. stockholders in respect of the Stock Dividend as described in paragraph 3 hereof. The Transfer Agent to Hunt Gold Corporation issued the vast majority of these shares (circa 90%) on February 15, 2008. The payout ratio is as follows : For every 1 (one) share of Fortress Financial Group, Inc. Common Stock (formerly Great West Gold, Inc.) held at the Stock Dividend "Pay Date" described in paragraph 3 hereof, stockholders received an amount of 0.0046 "free trading" shares of Hunt Gold Corporation Common Stock.

5.
The Company and its stockholders disposed of the entire Issued Share Capital of Ambassador Gold Holdings plc to Hunt Gold Corporation (HGLC.PK); through a Share Exchange on December 5, 2007. This was settled through the issue of an amount of 220,000,000 shares of Hunt Gold Corporation Common Stock. An amount of 91,814,461of these shares of Hunt Gold Corporation Common Stock were to be distributed to the eligible Fortress Financial Group, Inc. stockholders in respect of the Stock Dividend as described in paragraph 2 hereof. The Transfer Agent to Hunt Gold Corporation issued the vast majority of these shares (circa 90%) on February 15, 2008. The payout ratio is as follows : For every 1 (one) share of Fortress Financial Group, Inc. Common Stock (formerly Great West Gold, Inc.) held at the Stock Dividend "Pay Date" described in paragraph 2 hereof, stockholders received an amount of 0.00464 "free trading" shares of Hunt Gold Corporation Common Stock.

6.
The Company and its stockholders disposed of the entire Issued Share Capital of Sentinel Resource Holdings plc to Hunt Gold Corporation (HGLC.PK); through a Share Exchange on December 5, 2007. This was settled through the issue of an amount of 550,000,000 shares of Hunt Gold Corporation Common Stock. An amount of 224,712,962 of these shares of Hunt Gold Corporation Common Stock were to be distributed to the eligible Fortress Financial Group, Inc. stockholders in respect of the Stock Dividend as described in paragraph 1 hereof. The Transfer Agent to Hunt Gold Corporation issued the vast majority of these shares (circa 90%) on February 15, 2008. The payout ratio is as follows : For every 1 (one) share of Fortress Financial Group, Inc. Common Stock (formerly Great West Gold, Inc.) held at the Stock Dividend "Pay Date" described in paragraph 1 hereof, stockholders received an amount of 0.01189 "free trading" shares of Hunt Gold Corporation Common Stock.

7.
The Transfer Agent to Hunt Gold Corporation was unable until June 17, 2008, to distribute these Hunt Gold Corporation shares of Common Stock to certain of the eligible Fortress Financial Group, Inc. stockholders who held their stock in the Company, in either their Broker or in "Street Names" at the Record Dates described in Paragraphs 1, 2 and 3 hereof. This situation has now been resolved and the last remaining shares of "free trading" Hunt Gold Corporation Common Stock are being distributed by the DTCC to these stockholders. This was announced by both NASDAQ Corporate Actions and the DTCC on June 18, 2008.

ITEM 9.01                     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

Date: June 19, 2008	By:	/s/ Alan Santini
Alan Santini
Chief Executive Officer

3